Exhibit 21

FOOT LOCKER, INC. SUBSIDIARIES(1)

     The following is a list of subsidiaries of Foot Locker, Inc. as of February 2, 2008, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

State or Other
Name	Jurisdiction of Incorporation
Footlocker.com, Inc.	Delaware

Eastbay, Inc.	Wisconsin

FLE CV Management, Inc.	Delaware

FLE C.V.	Netherlands

FLE Holdings, BV	Netherlands

FL Europe Holdings, Inc.	Delaware

Foot Locker Austria GmbH	Austria

Foot Locker Belgium B.V.B.A.	Belgium

Foot Locker Denmark ApS	Denmark

Foot Locker Europe B.V.	Netherlands

Foot Locker France S.A.S.	France

Foot Locker Italy S.r.l.	Italy

Foot Locker Netherlands B.V.	Netherlands

Foot Locker Holdings GmbH	Germany

Foot Locker Germany GmbH & Co. KG	Germany

Foot Locker Spain S.L.	Spain

Foot Locker Australia, Inc.	Delaware

Foot Locker New Zealand, Inc.	Delaware

Freedom Sportsline Limited	United Kingdom

Team Edition Apparel, Inc.	Florida

Foot Locker Specialty, Inc.	New York

Foot Locker Retail, Inc.	New York

Foot Locker Operations LLC	Delaware
____________________

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.

73

FOOT LOCKER, INC. SUBSIDIARIES(1)

State or Other
Name	Jurisdiction of Incorporation
Foot Locker Stores, Inc.	Delaware

Foot Locker Corporate Services, Inc.	Delaware

Robby’s Sporting Goods, Inc.	Florida

Foot Locker Holdings, Inc.	New York

Foot Locker Canada Corporation	Canada

FL Canada Holdings, Inc.	Delaware

Foot Locker Sourcing, Inc.	Delaware

Foot Locker Artigos desportivos e de tempos livres, Lda.	Portugal

Foot Locker Greece Athletic Goods Ltd.	Greece

Foot Locker Suisse S.A.	Switzerland

Foot Locker Scandinavia B.V.	Netherlands

Foot Locker Hungary Kft	Hungary

FL Corporate NY, LLC	Delaware

FL France Holdings SAS	France

FL Retail NY, LLC	Delaware

FL Specialty NY, LLC	Delaware

Foot Locker Canada Holdings ULC	Canada

Foot Locker Retail Ireland Limited	Ireland

FL Finance (Europe) Limited	Ireland

FL Retail Operations LLC	New York

FL Specialty Operations LLC	New York

Foot Locker Canada Inc.	Canada

FL Finance Europe (US) Limited	Ireland

Foot Locker Asia, Inc.	Delaware
____________________

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.

74